   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER  24, 1996

                                                   REGISTRATION NO. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933


                         HEALTHDYNE TECHNOLOGIES, INC.
                         -----------------------------
             (Exact Name of Registrant as Specified in its Charter)

              Georgia                                    52-1756497
------------------------------------                     ----------
 (State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
  Incorporation or Organization)



                             1255 Kennestone Circle
                            Marietta, Georgia 30066
                   -------------------------------------------
                    (Address of Principal Executive Offices)


                         HEALTHDYNE TECHNOLOGIES, INC.
                             1996 STOCK OPTION PLAN
                             ----------------------
                            (Full Title of the Plan)


                             Leslie R. Jones, Esq.
                             1255 Kennestone Circle
                            Marietta,  Georgia 30066
                   ------------------------------------------
                    (Name and Address of Agent for Service)

                                  770-499-1212
       -----------------------------------------------------------------------
         (Telephone Number, Including Area Code, of Agent for Service)

                                                CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
                                                Proposed maximum            Proposed maximum
Title of securities to be      Amount to be     offering price per share    aggregate offering price   Amount of registration
 registered                    registered (1)   (2)                         (2)                        fee (2)
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
 $.01 per share, along with
 associated preferred stock
 purchase rights               750,000 shares         $9 1/16                  $6,796,875                   $2,343.75
-----------------------------------------------------------------------------------------------------------------------------


   (1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Healthdyne Technologies, Inc. 1996 Stock Option Plan.

   (2) Pursuant to Rule 457(h)(1), these figures are based upon the average of the high ($9 1/4) and low ($8 7/8) prices paid for a share of the Company's Common Stock on October 22, 1996, as reported by the Nasdaq National Market, and are used solely for the purpose of calculating the registration fee.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
          ----------------------------------------

          The undersigned registrant ("Registrant") hereby incorporates by reference into this registration statement a copy of the following:

          (a) The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1995;

          (b) The Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1996 and June 30, 1996; and

          (c) The description of the Registrant's capital stock contained in its Form 8-A, as amended, filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

          In addition, all documents filed subsequent to the date of this registration statement by the undersigned Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment hereto, which either indicates that all shares of Common Stock offered hereby have been sold or deregisters any shares of such Common Stock then remaining unsold, shall be deemed to have been incorporated by reference into this registration statement.


ITEM 4.   DESCRIPTION OF SECURITIES.
          --------------------------

          Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          ---------------------------------------

          The legality of the shares offered hereby is being passed upon for the Company by Troutman Sanders LLP, Atlanta, Georgia. Carl E. Sanders, Chairman of Troutman Sanders LLP, is the beneficial owner of 27,222 shares of Common Stock of the Company as of October 1, 1996.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          ------------------------------------------

          Under the Georgia Business Corporation Code (the "Georgia Code"), the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including under the Securities Act of 1933, as amended. The Registrant's By-Laws provide that the Registrant will indemnify its directors and officers to the fullest extent permitted by law. In addition, the Registrant's Articles of Incorporation provide that a director of the Registrant shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of the duty of care or other duty as a director, provided that this provision does not apply to liability (i) for any appropriation, in violation of the director's duties, of any business opportunity of the registrant, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the types of liability set forth in Section 14-2-832 of the Georgia Code, or
(iv) for any transaction from which the director derived an improper personal benefit.

          Section 14-2-851 of the Georgia Code gives a corporation power to indemnify or obligate itself to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of any criminal proceeding, he has no reasonable cause to believe his conduct was unlawful, except that no indemnification shall be made in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding in which he was adjudged liable on the basis that personal benefit was improperly received by him.

          The By-Laws of the Registrant provide in substance that a director or officer of the Registrant, or a party serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Registrant to the maximum extent permitted by the Georgia Code.

          The Registrant has an insurance policy covering its liabilities and expenses which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses and also covering its officers and directors against certain other liabilities and expenses.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.
          ------------------------------------

          Not applicable.


ITEM 8.   EXHIBITS.
          ---------

          Exhibit
          Number    Description
          ------    -----------

          4.1(a) Articles of Incorporation of the Company (filed as Exhibit 3.1(a) to the Company's Registration Statement on Form S-1 (Registration No. 33-60708) (the "Form S-1") and incorporated herein by reference)).

          4.1(b) Articles of Amendment to the Articles of Incorporation of the Company (filed as Exhibit 3.1(b) to the Form S-1 and incorporated herein by reference).

          4.1(c) Articles of Amendment to the Articles of Incorporation (filed as Exhibit 3.1(c) to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 (the "Form 10-K") and incorporated herein by reference).

          4.2 By-Laws of the Company, as amended (filed as Exhibit 3.2 to the Form 10-K and incorporated herein by reference).

          4.3 Shareholder Rights Agreement dated as of May 22, 1995 between the Registrant and Trust Company Bank, (filed as
                    Exhibit 1 to the Form 8-A dated May 19, 1995 and incorporated herein by reference).

          5         Opinion of Troutman Sanders LLP.

          23.1      Consent of KMPG Peat Marwick LLP.

          23.2 Consent of Troutman Sanders LLP (contained in its opinion filed as Exhibit 5).


ITEM 9.   UNDERTAKINGS.
          -------------

          (a) Rule 415 offerings. The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) Filings incorporating subsequent Exchange Act documents by reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
          Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Filing of registration statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                  Remainder of page intentionally left blank.

                                  SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on this 23/rd/ day of October, 1996.


                                                HEALTHDYNE TECHNOLOGIES, INC.

                                     By:   /s/ Craig B. Reynolds
                                           -------------------------------------
                                           Craig B. Reynolds
                                           Chief Executive Officer and President

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig B. Reynolds, M. Wayne Boylston and Leslie R. Jones, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                               Title                  Date
----------------------------  -------------------------  ----------------

/s/ Craig B. Reynolds         Chief Executive Officer,   October 23, 1996
----------------------------  President and Director
Craig B. Reynolds

                              Director                   October 23, 1996
----------------------------
Parker H. Petit

/s/ M. Wayne Boylston         Vice President - Finance,  October 23, 1996
----------------------------  Chief Financial Officer
M. Wayne Boylston             and Treasurer



/s/ J. Terry Dewberry         Director                   October 23, 1996
----------------------------
J. Terry Dewberry

/s/ Alexander H. Lorch        Director                   October 23, 1996
----------------------------
Alexander H. Lorch

                              Director                   October 23, 1996
----------------------------
J. Leland Strange

/s/ James J. Wellman, M.D.    Director                   October 23, 1996
----------------------------
James J. Wellman, M.D.

/s/ J. Paul Yokubinas         Director                   October 23, 1996
----------------------------
J. Paul Yokubinas

                                 EXHIBIT INDEX
                                 -------------


     Exhibit
     Number                         Description
     ------                         -----------

     4.1(a) Articles of Incorporation of the Company (filed as Exhibit 3.1(a) to the Company's Registration Statement on Form S-1 (Registration No. 33-60708) (the "Form S-1") and incorporated herein by reference)).

     4.1(b) Articles of Amendment to the Articles of Incorporation of the Company (filed as Exhibit 3.1(b) to the Form S-1 and incorporated herein by reference).

     4.1(c)    Articles of Amendment to the Articles of Incorporation (filed as
               Exhibit 3.1(c) to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 (the "Form 10-K") and incorporated herein by reference).

     4.2 By-Laws of the Company, as amended (filed as Exhibit 3.2 to the Form 10-K and incorporated herein by reference).

     4.3 Shareholder Rights Agreement dated as of May 22, 1995 between the Registrant and Trust Company Bank, (filed as Exhibit 1 to the Form 8-A dated May 19, 1995 and incorporated herein by reference).

     5         Opinion of Troutman Sanders LLP.

     23.1      Consent of KMPG Peat Marwick LLP.

     23.2 Consent of Troutman Sanders LLP (contained in its opinion filed as Exhibit 5).